the Termination Date in employee pension, welfare or other benefit plans and programs of or sponsored by Unitron, except as expressly provided in this Agreement. The Frasca Release is a general release and the parties intend and agree that it shall be interpreted, construed and enforced as such.

              (b) Frasca acknowledges that he has (i) been given twenty-one days to review this Agreement (or hereby waives such period or the remaining portion of such period), (ii) has carefully read and fully understands all of the provisions of this Agreement, (iii) knowingly and voluntarily agrees to all of the terms set forth in this Agreement, (iv) knowingly and voluntarily agrees to be legally bound by this Agreement, (v) has been advised and encouraged in writing to consult with an attorney prior to signing this Agreement, (vi) has consulted with an attorney and (vii) understands that this Agreement, including the Frasca Release, shall not become effective and enforceable until the eighth day following the Effective Date, and that at any time prior to such date, he may revoke this Agreement.

         The foregoing notwithstanding, the Frasca Release and this Section 1 shall be of no effect and shall be null and void if and upon the termination of the Option Agreement in accordance with Section 8.1 thereof (that is, if the closing of the transactions contemplated by the Option Agreement fails to occur as contemplated by the Option Agreement).

         2.   Release of Frasca.

              (a) Sabratek General Release of Frasca. Sabratek, including on behalf of its successors and assigns, hereby fully, finally and forever releases and discharges Frasca and his heirs, executors, administrators and assigns, from any and all claims, demands, liens, agreements, contracts, covenants, undertakings, understandings, representations, rights or obligations of any kind, actions, suits, debts, costs, actions, suits, expenses, damages, judgments, orders and liabilities of whatever kind or nature, in law or in equity, by statute or otherwise, whether now known or unknown, vested or contingent, suspected or unsuspected and whether or not concealed or hidden, which have existed or may have existed, or which do exist, but excluding (i) the rights of Sabratek under this Agreement and (ii) the rights of Sabratek under the Option Agreement and the other agreements specifically listed in the Option Agreement as being entered into in connection therewith (the "Sabratek Release"). The Sabratek Release is a general release and the parties intend and agree that it shall be interpreted, construed and enforced as such. The Sabratek Release shall be of no effect and shall be null and void if Frasca revokes this Agreement as contemplated by Section 1(b). The foregoing notwithstanding, the Sabratek Release and this Section 2 shall be of no effect and shall be null and void if and upon the termination of the Option Agreement in accordance with
Section 8.1 thereof (that is, if the closing of the transactions contemplated by the Option Agreement fails to occur as contemplated by the Option Agreement).

              (b) Unitron General Release of Frasca. Unitron, including on behalf of its successors and assigns, hereby fully, finally and forever releases and discharges Frasca and his heirs, executors, administrators and assigns, from any and all claims, demands, liens, agreements, contracts, covenants, undertakings, understandings, representations, rights or obligations of any kind, actions, suits, debts, costs, actions, suits, expenses, damages, judgments, orders and liabilities of whatever kind or nature, in law or in equity, by statute or otherwise, whether now known or unknown, vested or contingent, suspected or unsuspected and whether or not concealed or hidden, which have existed or may have existed, or which do exist, but excluding (i) with respect to any matter related to a breach of the representations and warranties of Unitron in the Option Agreement to which Frasca had actual knowledge at the time the representations and warranties were made, (ii) the rights of Unitron under this Agreement and (iii) the rights of Unitron under the Option Agreement and the other agreements specifically listed in the Option Agreement as being entered into in connection therewith (the "Unitron Release"). The Unitron Release is a general release and the parties intend and agree that it shall be interpreted, construed and enforced as such. The Unitron Release shall be of no effect and shall be null and void if Frasca revokes this Agreement as contemplated by Section 1(b). The foregoing notwithstanding, the Unitron Release and this Section 2 shall be of no effect and shall be null and void if and upon the termination of the Option Agreement in accordance with
Section 8.1 thereof (that is, if the closing of the transactions contemplated by the Option Agreement fails to occur as contemplated by the Option Agreement).

         3. Confidential Information. Frasca acknowledges that the information, observations and data relating to the businesses of Unitron which Frasca has obtained as the director or an employee, officer or shareholder of Unitron (including without limitation, the Work Product as defined below) are the property of Unitron. Frasca agrees that he shall not use for his own purposes or disclose to any third party any of such information, observations or data without the prior written consent of the Board of Directors of Unitron (the "Unitron Board") unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a direct or indirect result of a wrongful act or breach of obligation of confidentiality. Frasca shall deliver to Unitron on the Termination Date or at any other time Unitron may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documentation (and copies thereof) relating to the businesses of Unitron which Frasca may then possess or have under his control.

         4. Inventions and Patents. Frasca acknowledges that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, databases, computer software, copyrightable works and all similar or related information (whether patentable or not) which relate to the actual or anticipated business, research and development or existing or known future products or services of Unitron and which are or were conceived, developed or made by him (alone or jointly with others) during the period of his relationship with Unitron (the "Work Product") belong to Unitron. Frasca acknowledges and agrees that all copyrightable Work Product was created in his capacity as an employee of Unitron and within the scope of his employment by Unitron and thus constitutes a "work made for hire" under the Copyright Act of 1976, as amended. Frasca hereby assigns to Unitron all right, title and interest in and to all Work Product, and agrees that he shall: (i) promptly disclose such Work Product upon the Termination Date to Unitron; and (ii) perform all actions reasonably requested by Unitron to establish and confirm its ownership thereof (including, without limitation, executing assignments, powers of attorney and other instruments).

         5.   Non-Competition.

              (a) Frasca shall not, for a period of three years following the Effective Date (the "Non-Competition Period"), directly or indirectly, own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any business with respect to any business competing with any of the businesses conducted or as of the date of this Agreement proposed to be conducted by Unitron, within any geographical area in the United States or anywhere in the world; provided, that nothing herein shall prohibit Frasca from (i) being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as Frasca does not have any active participation in the business of such corporation; (ii) being an active consultant or employee to the United Kingdom company which Sabratek and Unitron and certain other parties contemplate will market in the future the Unitron intellectual property in the United Kingdom pursuant to a license (the terms related to which are set forth in a term sheet referenced in the recitals to the Option Agreement) as may be requested in writing by such United Kingdom company; (iii) reselling diagnostic telecommunications hardware to physicians; or (iv) rendering any services in any manner or capacity to any third party with respect to selling or promoting the Unitron intellectual property or any of the products or services of Unitron if and to the extent approved in writing by Sabratek. Nothing in this Agreement shall be construed to prohibit Frasca from serving as an employee and/or consultant of Citizens Energy, Citizens Medical or Kennedy Resources in and of itself.

              (b) During the Non-Competition Period and thereafter, Frasca shall not (i) solicit any employee of Unitron to leave his or her employment with Unitron or in any way interfere with the employment relationship between Unitron and any of its employees or (ii) solicit any supplier, licensee, licensor, franchisee or other business relation of Unitron to cease doing business with it or in any way interfere with the respective relationship between Unitron and any such person or business relation. Until the 1 year anniversary of the consummation of the transactions contemplated by the Option Agreement, Frasca shall not hire any person who is an employee of Unitron on the Effective Date, the Termination Date or the date of the consummation of the transactions contemplated by the Option Agreement. Subsequent to such 1 year anniversary, subject to the first sentence of this subsection, Frasca may hire any person who was an employee of Unitron on any of such dates but only if Frasca first obtains from such person a non-competition agreement which shall be effective for no less than 1 year and which shall contain non-compete provisions that are substantially similar to the provisions applicable to Frasca contained in
Section 5(a) of this Agreement.

              (c) During the Non-Competition Period and thereafter, Frasca shall not disparage or make any negative statements or communications about Unitron or Sabratek, any employee or director of Unitron or Sabratek or any person which is at such time an affiliate of Unitron or Sabratek or commit any other act or omission disparaging the reputation of Unitron or Sabratek or any person which is at such time an affiliate of Unitron or Sabratek, except as may be expressly contemplated by this Agreement, the Option Agreement or as may be necessary or appropriate to comply with applicable law or court order or in any arbitration. During the Non-Competition Period and thereafter, Sabratek and Unitron shall not disparage or make any negative statements or communications about Frasca or commit any other act or omission disparaging the reputation of Frasca, except as may be expressly contemplated by this Agreement, the Option Agreement or as may be necessary or appropriate to comply with applicable law (including any securities laws and any reporting requirements thereunder) or court order or in any arbitration. Sabratek and Unitron on the one hand and Frasca on the other hand hereby agree to speak only highly of each other, except as may be expressly contemplated by this Agreement, the Option Agreement or as may be necessary or appropriate to comply with applicable law (including any securities laws and any reporting requirements thereunder) or court order or in any arbitration. Frasca represents and warrants to Sabratek and Unitron that he has complied with this covenant as written above since November 27, 1998. Frasca shall not (i) participate directly or indirectly in or try to influence the management of Moon Communications International, Ltd. ("Moon UK"), (ii) serve on the board/governing body or the like of Moon UK or US-UK Ventures, Inc. (or such other entity formed by Unitron to hold its equity interest in Moon UK), (iii) have any contact with (and shall not communicate with) any current or known prospective customers of Moon UK regarding or relating to Moon UK or (iv) have any contact with (and shall not communicate with) any current or known prospective employees of Moon UK; provided that Frasca may serve as a consultant for Moon UK if so requested by Moon UK and in connection with performing any requested responsibilities Frasca shall be limited by these restrictions except as expressly contemplated in writing in the consulting agreement with Frasca.

              (d) The Parties hereto agree that Unitron would suffer irreparable harm from a breach by Frasca of any of the covenants or agreements contained herein. In the event of a breach by Frasca or a breach threatened by Frasca of any of the provisions of this Agreement, Unitron or its successors or assigns may, in addition to all other rights and remedies existing in its favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (including the extension of the Non-Competition Period by a period equal to the length of the violation of this Section). In the event of a breach or violation by Frasca of any of the provisions of this Section, the Non-Competition Period shall be tolled until such breach or violation has been duly cured. Frasca agrees that these restrictions are reasonable.

              (e) If, at the time of enforcement of any of the provisions of this Section, a court holds that the restrictions stated therein are unreasonable under the circumstances then existing, the Parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area.

              (f) Frasca acknowledges and agrees that the provisions set forth in this Section: (i) are necessary for the reasonable and proper protection of Sabratek's and Unitron's legitimate business interests (including but not limited to Confidential Information and Work Product); and (ii) do not preclude Frasca from earning a livelihood nor impose unreasonable limitations on his ability to earn a living.

              (g) Frasca agrees that the covenants made in this Section shall be construed as an agreement independent of any other provision of this Agreement and shall survive any order of a court of competent jurisdiction terminating any other provision of this Agreement.

              6. Limitations on Employment. Frasca shall serve as an employee of Unitron from the date of this Agreement through the Termination Date (the "Employment Period"), subject to the limitations set forth in this Section. During the Employment Period and thereafter, (i) Frasca shall not participate directly or indirectly in or try to influence the management of Unitron, (ii) Frasca shall have no signing authority with respect to Unitron, (iii) Frasca shall have no contact with (and shall not communicate with) any current or known prospective customers of Unitron (other than on a social basis) until after the 3 month anniversary of the Effective Date except with the prior written consent of Sabratek, which consent shall not be unreasonably withheld, (iv) Frasca shall have no contact with (and shall not communicate with) any current or known prospective customers of Unitron (other than on a social basis) with respect to the business of Unitron or Sabratek, (v) Frasca shall have no contact with (and shall not communicate with) any current or known prospective employees of Unitron (other than on a social basis) and (vi) Frasca shall not be present on the grounds and facilities of Unitron at any time, except upon the prior written consent of Sabratek, except as may be initiated by the CEO of Unitron or Sabratek.

              7.  Consideration.

              (a) In consideration of the services to be rendered by Frasca as an employee of Unitron, Unitron shall pay to Frasca a salary of $175,000 per annum in equal bi-monthly installments, according to the normal payroll policies of Unitron, subject to customary payroll deductions and withholdings, from the date of this Agreement through July 23, 1999 (the "Employment Payment"). In the event that the Option Agreement is terminated in accordance with Section 8.1 thereof (that is, if the closing of the transactions contemplated by the Option Agreement fails to occur as contemplated by the Option Agreement), then Frasca shall have a right to receive the bi-monthly installments described above from July 24, 1999 until the termination of the Option Agreement in accordance with its terms, which aggregate amount shall be paid in cash to Frasca within 10 business days after such termination of the Option Agreement.

              (b) In consideration of the Frasca Release, the non-competition and other covenants set forth in this Agreement, and in addition to the payments to be received by Frasca under the Option Agreement, Unitron shall make a single lump sum payment to Frasca in the amount of $262,500, subject to any customary payroll deductions and withholdings required by law, in cash or by wire transfer payable on (but only on) the Termination Date (the "Severance Payment").

              (c) Unitron shall provide at its expense health insurance to Frasca and his dependents until July 23, 1999 as and to the extent health insurance is provided to Frasca and his dependents by Unitron on the Effective Date. Subsequent to July 23, 1999, Unitron shall be responsible for the provision of health care continuation coverage as required pursuant to COBRA to the extent and while Frasca is so eligible.

              (d) Unitron shall allow Frasca to have full use of the Jeep Cherokee automobile currently provided to him by Unitron and Unitron shall continue to make the lease payments and the related car insurance payments with respect to such automobile until July 23, 1999. Frasca agrees to assume on July 23, 1999 the lease on such automobile and to make all payments required by the lease after such date. If Frasca fails to assume such lease or if such lease cannot be assumed by Frasca by its terms, he shall then immediately deliver such automobile to Unitron if such lease cannot be assumed. Frasca shall indemnify, defend and hold each of Sabratek and Unitron and their respective successors and permitted assigns, and their respective directors, officers, employees and agents, and the heirs, executors and personal representatives of each of the foregoing harmless from and against any claims, obligations, liabilities, losses, expenses or other costs (including, without limitation, reasonable attorneys' fees and expenses) incurred by any such indemnitee and arising out of the use of such automobile by Frasca.

              (e) Frasca shall be entitled to retain possession of and is hereby given ownership by Unitron of the Aptiva 2000 computer previously furnished to him by Unitron; provided that Unitron shall immediately purge all Unitron related data and Unitron source code from such computer. Frasca represents and warrants to Unitron and Sabratek that he does not currently possess or retain any Unitron related data or source code on such computer. If at any time Frasca comes into possession of Unitron related data or source code, Frasca agrees to promptly notify Unitron and, at the request of Unitron, to return the same to Unitron.

              (f) Unitron shall reimburse Frasca in an amount not in excess of $8,000 for the actual and reasonable business expenses incurred by Frasca on behalf of Unitron prior to the Effective Date, and Frasca will or has supplied Unitron with correct and accurate receipts and other documents reasonably supporting such expenses.

              8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Unitron and Sabratek and their respective affiliates, successors and assigns. Frasca may not transfer or otherwise assign his rights or obligations under this Agreement, except that Frasca may assign for estate planning purposes his rights to the payments to which he is entitled hereunder, and Frasca shall be deemed for all purposes of this Agreement to have received any such payments. Unitron and Sabratek may assign or transfer their rights hereunder. If Sabratek elects to acquire the assets of Unitron pursuant to the Option Agreement, then this Agreement and the rights and obligations of Unitron hereunder shall be automatically assigned to Sabratek and become the rights of Sabratek upon the consummation of such transaction. Any assignment of the obligations of Unitron or Sabratek under this Agreement shall not relieve or release Unitron or Sabratek as the case may be with respect to such assigned obligations.

              9. Frasca's Representations. Frasca represents and warrants to Unitron and Sabratek that (i) his execution, delivery and performance of this Agreement does not and shall not conflict with, or result in the breach of or violation of, any other agreement, instrument, order, judgment or decree to which he is a party or by which he is bound, (ii) he is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity that would conflict with this Agreement, other than the 1994 Employment Agreement; (iii) upon the execution and delivery of this Agreement by Unitron and Sabratek, this Agreement shall be the valid and binding obligation of his, enforceable in accordance with its terms; and (iv) he has returned to Unitron all company-provided credit cards, access cards, keys, computer equipment, cell-phones, fax machines and other equipment, files, documents, software, except as expressly contemplated by this Agreement. Frasca acknowledges that Severance Payment and the Employment payment would not have been made without the Frasca Release.

              10. Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Florida, without giving effect to any choice of law or conflict of law rules or provisions that would cause the application of the laws of any jurisdiction other than the State of Florida.

              11. Severability. Whenever possible each provision and term of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or term of this Agreement shall be held to be prohibited by or invalid under such applicable law, then such provision or term shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement; provided that if a court having competent jurisdiction shall find that the covenant contained in Section 5 hereof is not reasonable, such court shall have the power to reduce the duration and/or geographic area and/or scope of such covenant, and the covenant shall be enforceable in this reduced form.

              12. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

              13. Modification of Waiver. No amendment, modification or waiver of this Agreement shall be binding or effective for any purpose unless it is made in a writing signed by the party against who enforcement of such amendment, modification or waiver is sought. No course of dealing between the parties to this Agreement shall be deemed to affect or to modify, amend or discharge any provision or term of this Agreement. No delay on the part of Sabratek, Unitron or Frasca in the exercise of any of their respective rights or remedies shall operate as a waiver thereof, and no single or partial exercise by Sabratek, Unitron or Frasca of any such right or remedy shall preclude other or further exercises thereof. A waiver of right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any other occasion.

              14. Notice. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given in person, by telegram or facsimile (receipt verified), or sent by registered or certified mail (postage prepaid, return receipt requested), and shall be deemed to have been duly given if so given, to Sabratek, Unitron and Frasca as provided in the

Option Agreement (or to such other address as any party may have furnished to the other in writing, except that changes of address shall only be effective upon receipt).

              15. Captions. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption had been used in this Agreement.

              16. Counterparts. This Agreement may be executed in counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument. A facsimile copy of this Agreement and any signatures hereon shall be considered as originals for all purposes.

              17. Incorporation by Reference. No terms and conditions of any other agreement between the parties to this Agreement shall be incorporated by reference into this Agreement unless expressly incorporated by reference into this Agreement or referenced in this Agreement.

                                     * * * *

              IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                            UNITRON MEDICAL COMMUNICATIONS,
                                            INC.



                                            By: /s/ Ralph V. Frasca
                                                -------------------------------

                                            Its: President / C.E.O.
                                                -------------------------------


                                            SABRATEK CORPORATION



                                            By: /s/ Stephen L. Holden
                                                -------------------------------

                                            Its: President
                                                -------------------------------



                                            /s/ Ralph V. Frasca
                                            -----------------------------------
                                            RALPH V. FRASCA